Exhibit 4.11

                             SUBSCRIPTION AGREEMENT

Semiconductor Laser International Corporation
15 Link Drive
Binghamton, N.Y. 13904

Gentlemen:

      1. Purchase Obligation. Pursuant to the terms of the offer contained in the Company's Confidential Private Offering Memorandum dated October 14, 1997 (said Memorandum, including the exhibits and attachments thereto, being hereinafter called the "Memorandum"), the undersigned hereby tenders this subscription and applies for the purchase of the number of Units set forth on the signature page of this agreement, each Unit consisting of 200,000 shares of Series A 8% Convertible Preferred Stock ("Preferred Stock") of Semiconductor Laser International Corporation (the "Company"), at a purchase price of $350,000 per Unit. Partial Units may be purchased in the discretion of the Company. Together with this Subscription Agreement, the undersigned has provided immediate available funds by wire transfer to the account of Frank Cohen, as agent, in the amount of one-half of the purchase price for the Units, that being the amount due at the initial closing (the "First Closing"). The undersigned will pay the balance of the purchase price due by wire transfer in immediate available funds to the account of Frank Cohen as agent on or before December 5, 1997 (the "Second Closing"). The obligation of the undersigned to provide the funds for the Second Closing shall be conditioned upon the Company, filing a Registration Statement covering the shares of Common Stock covered by the Units on or before December 5, 1997, and, as of the date of the Second Closing, the Company continuing to be a Reporting Company as defined in the Securities and Exchange Act of 1934, not late on any of its filings, listed on the National Association of Securities Dealers Automated Quotations system, and not the subject of any bankruptcy or receivership proceeding.

      2. Representations and Warranties. In order to induce the Company to accept this subscription, the undersigned hereby represents and warrants to, and covenants with, the Company as follows:

            (i) The undersigned has received and carefully reviewed the Memorandum, and except for the Memorandum, the undersigned has not been furnished with any other materials or literature relating to the offer and sale of the Units;

            (ii) The undersigned has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of the undersigned;
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            (iii) The undersigned has such knowledge and expertise in financial and business matters that the undersigned is capable of evaluating the merits and risks involved in an investment in the Units;

            (iv) The Confidential Purchaser Questionnaire being delivered by the undersigned to the Company simultaneously herewith is true, complete and correct in all material respects; and the undersigned understands that the Company has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act"), which is based upon non-public offerings are applicable to the offer and sale of the Units, based, in part, upon the representations, warranties and agreements made by the undersigned herein and in the Confidential Purchaser Questionnaire referred to above;

            (v) Except as set forth in the Memorandum, no representations or warranties have been made to the undersigned by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the undersigned is not relying upon any information, other than that contained in the Memorandum and the results of independent investigation by the undersigned;

            (vi) The undersigned understands that (A) neither the Preferred Stock nor the Common Stock underlying the Preferred Stock have been registered under the Act or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to exemptions from registration under the Act; (B) the Units are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (C) the Units may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (D) except as set forth below, the Company has no obligation to register the Units under the Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; (E) the certificates for the Preferred Stock and the Common Stock underlying the Preferred Stock will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof.

            (vii) The undersigned is acquiring the Units solely for the account of the undersigned, for investment purposes only, and not with a view towards the resale or distribution thereof;

            (viii) The undersigned will not sell or otherwise transfer any of the Units or any interest therein, unless and until (i) said Common Stock shall have first been registered under the Act and all applicable state securities laws; or (ii) the undersigned shall have first delivered to the Company a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company), to the effect that the proposed


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

      sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws:

            (ix) The undersigned has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the undersigned hereunder; and this Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms; and

            (x) The undersigned is an "accredited-investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act.

      3. Registration Rights. The Company shall promptly file a Registration Statement with the Securities and Exchange Commission in order to register the shares of Common Stock underlying the Preferred Stock comprising the Units. The Company shall use its best efforts to have such Registration Statement declared effective within 100 days following the First Closing. If the Registration Statement has not been declared effective 100 days after the First Closing, the Company shall issue to each Unit holder 10,000 shares of Common Stock for each unit owned. Thereafter further issuances of Common Stock on a Unit basis shall be made for each additional thirty days of delay on the effectiveness of such Registration Statement as follows: (i) the period of 131 - 160 days after the First Closing - an additional 10,000 shares of Common Stock, (ii) the period of 161 - 190 days after the First Closing - an additional 10,000 Shares of Common Stock, and (iii) each further thirty day delay thereafter - an additional 10,000 Shares of Common Stock. The Registration Statement shall remain effective for at least nine months.

      The Company will bear the expenses of such registration discussed above, other than fees and expenses of counsel for the investors and transfer taxes. The Company will indemnify the sellers against claims and losses due to material misstatements or omissions contained in the registration statement other than misstatements or omissions based on information provided by such sellers. Each seller will indemnify the Company against claims and losses due to material misstatements or omissions contained in the registration statement based on information provided by such seller.

      4. Acceptance of Subscription. The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

      5. Default. In the event that the undersigned fails to pay the second installment when due, the Company may at its option enforce its legal rights against the undersigned and withdraw the shares of Common Stock underlying the Preferred Stock already purchased by the undersigned from the Registration Statement. The Company may, at its option, cancel the right of the undersigned to purchase the balance of the Units, and to hold the undersigned responsible for the damages therefrom.


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

      6. The undersigned understands that the Company may, in its sole discretion, reject this subscription and, in the event that the offering to which the Memorandum relates is oversubscribed, offer partial Units or reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor's subscription.

      7. The undersigned agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the undersigned of any representation, warranty or covenant made by it herein.

      8. Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

      9. This Subscription Agreement (i) may only be modified by a written instrument executed by the undersigned and the Company; and (ii) sets forth the entire agreement of the undersigned and the Company with respect to the subject matter hereof; and (iii) shall inure to the benefit of, and be binding upon the company and the undersigned and its respective heirs, legal representatives, successors and assigns.

      10. Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

      11. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to the undersigned, to the address set forth in the Confidential Purchaser Questionnaire referred to above; and if to the Company, to Semiconductor Laser International Corporation, 15 Link Drive, Binghamton, N.Y. 13904 or to such other address as the Company or the undersigned shall have designed to the other by like notice.


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                                 SIGNATURE PAGE

Organization Signature:                    Individual Signature:

---------------------------------------    -------------------------------------
Print Name of Subscriber


By:
   ------------------------------------    -------------------------------------
                                                              Signature(s)

         ------------------------------    -------------------------------------
         Print Name and Title of Person    Print Name(s)
         Signing

                                           -------------------------------------
                                           Print Name(s)

Number of Units Subscribed for:
                                           -------------------------------------

             (Please print information below exactly as you wish it
                    to appear in the records of the Company)


---------------------------------------    -------------------------------------
Name and capacity in which subscription    Social Security Number of Individual
is or made - see below for particular      other Taxpayer I.D. Number
requirements

Address                                    Address for notices if different:


---------------------------------------    -------------------------------------
Number and Street                          Number and Street


---------------------------------------    -------------------------------------
City                State    Zip           City                 State    Zip

Please indicate form of ownership:


---------------------------------------    -------------------------------------
TENANTS-IN-COMMON                          JOINT TENANTS WITH RIGHT OF
(Both Parties must sign above)             SURVIVORSHIP
                                           (Both Parties must sign above)


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

                           ACCEPTANCE OF SUBSCRIPTION

      The foregoing subscription is hereby accepted by Semiconductor Laser International Corporation., this _ day of , 1997, for Units.

                                             SEMICONDUCTOR LASER INTERNATIONAL
                                             CORPORATION


                                             By:
                                                --------------------------------
                                                      Dr. Geoffrey Burnham
                                                           President



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

                       CERTIFICATE OF CORPORATE RESOLUTION
                (FOR CORPORATE INVESTORS TO BE COMPLETED ONLY IF
                   A UNIT IS TO HELD IN A CORPORATION'S NAME)

CERTIFICATE OF ______________________________________________________________
(the "Corporation")               (Name of Corporation)

      The undersigned certifies that he/she is the Secretary of the Corporation and that, as such, he/she is authorized to execute this Certificate on behalf of the Corporation, and further certifies that:

      (a) At a meeting of the duly elected Board of Directors of the Corporation duly called, convened and held on ____________ 19__ at which a quorum was present and acting throughout, the following resolutions were duly adopted:

      "RESOLVED, that the Corporation be, and it hereby is authorized and directed to make an investment of $_____________________ for Units consisting of shares of Series A 8 % Convertible Preferred Stock of Semiconductor Laser International Corporation pursuant to the terms of the attached Subscription Agreement.

      FURTHER RESOLVED, that in payment for such a Unit any of the following officers be, and each of them, hereby is, authorized, empowered and directed to issue, or have issued, and deliver a check in the amount of $___________________

Name                         Title                       Signature

---------------------------  --------------------------  -----------------------

---------------------------  --------------------------  -----------------------

---------------------------  --------------------------  -----------------------

---------------------------  --------------------------  -----------------------

      FURTHER RESOLVED that any of the foregoing officers of the Corporation be, empowered and directed to execute any documents required and to take all other actions necessary or appropriate to carry out the intent of these resolutions including, but not limited to, completing an Investor Questionnaire and executing the Subscription Agreement."

      (b) Such resolutions have not been rescinded, amended or changed in any respect, and are in full force and effect on the date hereof.


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

      (c) Each of the foregoing officers now is and at all times since the date of such resolutions and the date of the subscription of the Corporation for a Unit, and the completion and execution of all necessary documents to effect such subscription has been a duly elected, qualified and acting officer of the Corporation, holding the office of the Corporation set opposite his name, and the signature of each such person appearing opposite the name is a true signature.

      (d) The Corporation was incorporated under the laws of the State of and commenced business on _____________________.

      (e) A true and correct copy of the Articles of Incorporation and Bylaws of the Corporation is attached hereto and that, as of the date hereof, the Articles of Incorporation and Bylaws have not been-amended (except as to any attached amendments) or revoked and are still in full force and effect.

      WITNESS, the seal of the Corporation and the signature of the undersigned on the date hereof.

DATE: ________________, 1997.


                                          --------------------------------------
                                                    Name of Corporation

                                          Signature of Authorized Officer:

                                          --------------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------


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

                             PARTNERSHIP CERTIFICATE
               (FOR PARTNERSHIP INVESTORS TO BE COMPLETED ONLY IF
                    A UNIT IS TO BE HELD IN PARTNERSHIP NAME)

CERTIFICATE OF _________________________________________________________________
(the "Partnership")                (Name of the Partnership)

      The undersigned, constituting all of the general partners of the Partnership, a ______________________ (state) limited/general (strike one) partnership, hereby certify as follows:

1. That the Partnership was established pursuant to a partnership agreement dated _________ and commenced business on _________________.

2. That a true and correct copy of the Partnership Agreement is attached hereto and that, as of the date hereof, the Partnership Agreement has not been amended (except as indicated by attached amendments) or revoked and is still in full force and effect.

3. That as the general partners of the Partnership, we have determined that the investment in, and purchase of Units consisting of shares of Preferred Stock of Semiconductor Laser International Corporation is of benefit to the Partnership and have determined to make such investment on behalf of the Partnership.

4. That any of the undersigned general partner(s) of the Partnership has been duly authorized and empowered to execute and deliver the various documents required to evidence the Partnership's investment, and to take such other actions to effect the Partnership's investment, and that all such documents and actions have been duly executed and/or ratified and are binding on the Partnership.

5. That each general partner of the Partnership executing this Partnership Certificate has been furnished with and reviewed the Private Placement Memorandum.

      IN WITNESS WHEREOF, we have executed this Certificate as the general partners of the Partnership on the date hereof and declare that it is truthful and correct on the date hereof.

DATE: __________________, 1997         -----------------------------------------
                                                  Name of Partnership


                                       By:
                                          --------------------------------------
                                                      General Partner


                                       By:
                                          --------------------------------------
                                                      General Partner


                                       By:
                                          --------------------------------------
                                                      General Partner


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

                                TRUST CERTIFICATE
                  (FOR TRUST INVESTORS TO BE COMPLETED ONLY IF
                       A UNIT IS TO BE HELD IN TRUST NAME)

 CERTIFICATE OF ________________________________________________________________
 (the "Trust")                    (Name of the Trust)

   The undersigned, constituting all of the Trustees of the Trust, hereby certify as follows:

1. That the Trust was established pursuant to a Trust Agreement dated
_________________.

2. That a true and correct copy of the Trust Agreement and a true and correct copy of all other documents relating to the powers, authorities and limitations of the Trustee(s) are attached hereto and that, as of the date hereof, the Agreement and such other documents has not been amended (except as indicated by attached amendments) or revoked and is still in full force and effect.

   That, if the Trustee(s) was (were) appointed by a court, the attached certificate evidencing the appointment of the trustee(s), is a true and correct copy of such certificate.

3. That as the Trustee(s) of the Trust, we have determined that the investment in, and purchase of Units consisting of shares of Preferred Stock of Semiconductor Laser International Corporation., is of benefit to the Trust and have determined to make such investment on behalf of the Trust.

4. That any of the undersigned is (are) all of the Trustee(s) of the Trust, which is still in existence, with due authority to make such investment on behalf of the Trust and to legally bind the Trust.

5. That the Trust executing the Subscription Documents and taking such other necessary actions to effect the investment of the trust is authorized and empowered to do so and all such documents and actions are hereby ratified and are binding on the Trust.

      IN WITNESS WHEREOF, we have executed this Certificate as the Trustee(s) of the Trust on the date hereof and declare that it is truthful and correct on the date hereof.

DATE: __________________, 1997         -----------------------------------------
                                                      Name of Trust


                                       By:
                                          --------------------------------------
                                                      Trustee


                                       By:
                                          --------------------------------------
                                                      Trustee


                                       By:
                                          --------------------------------------


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